FORM 10f 3

THE BLACKROCK FUNDS

Record of Securities
 Purchased
Under the Trust s
Rule 10f 3 Procedures

1 	Name of Purchasing
Portfolio   The BlackRock
Pennsylvania Strategic
Municipal
Trust  BPS   BlackRock
Pennsylvania Municipal Bond
 Fund  BR PAMUNI
BlackRock MuniVest Fund  Inc
   MVF   BlackRock Municipal
Bond Trust
 BBK   BlackRock Investment
 Quality Municipal Trust  BKN
2 	Issuer   Pennsylvania
 Economic Development
Financing Authority

3 	Date of Purchase
 10 27 10
4 	Underwriter from
whom purchased   Jefferies
   Company  Inc
5 	Name of Affiliated
Underwriter  as defined in
the Trust s procedures  managing
or participating in syndicate
  	PNC Capital Markets  LLC

a 	List Members of
Underwriting Syndicate
Jefferies   Company  Inc
PNC
Capital Markets  LLC
TD Securities  USA  LLC


6 	Aggregate principal
amount purchased  out of
total offering
if an equity
offering  list aggregate
 number of shares purchased
 out of total number
 of shares
offered      BPS   200 000
out of  141 385 000
BR PAMUNI   2 000 000 out
of  141 385 000   MVF
3 300 000 out of  141 385 000
   BBK   2 000 000 out
of  141 385 000   BKN
 3 000 000 out of
141 385 000
7 	Aggregate principal
 amount purchased by funds
advised by BlackRock and any
purchases by other accounts
with respect to which
BlackRock has investment
discretion  out of the
total offering   if
an equity offering
list aggregate number
of shares purchased
out of total number of
shares offered
10 500 000 out of
 141 385 000
8 	Purchase price
net of fees and expenses
    99 306   95 904
9 	Date offering
commenced  if different
 from Date of Purchase
 10 27 10
10 	Offering price
at end of first day on
which any sales were made
11 	Have the following
 conditions been satisfied
Yes	No
a 	The securities are
part of an issue
 registered under
      the Securities Act
of 1933  as amended  which
      is being offered to
the public  or are Eligible
 Municipal
		Securities
or are securities sold in an
Eligible Foreign
      Offering or are
securities sold in an
Eligible Rule 144A
		Offering or
 part of an issue of government
      securities
X

	b 	The securities were
 purchased prior to the
		end of the first
 day on which any sales
		were made  at a
price that was not more
		than the price
paid by each other
		purchaser of
securities in that offering
		or in any concurrent
 offering of the
		securities  except
 in the case of an
		Eligible Foreign
Offering  for any rights
		to purchase
required by laws to be granted
		to existing
 security holders of the
		Issuer  or
 if a rights offering  the
		securities
were purchased on or before the
		fourth day
preceding the day on which the
		rights offering
 terminated
 X

	c 	The underwriting
was a firm commitment
		underwriting
 X

	d 	The commission
 spread or profit was
		reasonable and
fair in relation to that
		being received
 by others for underwriting
		similar securities
 during the same period
X

	e 	In respect of any
 securities other than
		Eligible Municipal
 Securities  the issuer
		of such securities
 has been in continuous
		operation for not
less than three years
		 including the
operations of predecessors
X

f 	Has the affiliated
underwriter confirmed
      that it will not receive
 any direct or indirect
      benefit as a result of
BlackRock s participation
      in the offering
X


Approved
Janine Bianchino
           Date
         12 10 10




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